[Aetna logo]        Aetna Life Insurance and Annuity Company
                           Hartford, Connecticut 06156
                          Supplement to Application for
                             Variable Life Insurance

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
 1.  Proposed Insured A    John                                  J.                              Doe
                           -----------------------------------------------------------------------------------------------------
                             First                            Middle                             Last
     Proposed Insured B
                           -----------------------------------------------------------------------------------------------------
                             First                            Middle                             Last

 2.  Premium Payment Allocation (Indicate Whole Percentages.  Percentages must equal 100%.)

  Global International                                                 Growth & Income -- Stocks & Bonds
 _______ %     Janus Aspen Worldwide Growth Portfolio                  _______ %    Aetna Investment Advisers Fund
 _______ %     Scudder International Portfolio                         _______ %    Janus Aspen Balance Portfolio
  Aggressive Growth                                                    Income
 _______ %     Alger American Small Cap Portfolio                      _______ %    Aetna Income Shares
 _______ %     Janus Aspen Aggressive Growth Portfolio                 _______ %    Janus Aspen Short-Term Bond Portfolio
  Growth                                                               Stability of Principal
 _______ %     Fidelity VIP II Contrafund Portfolio                    _______ %    Aetna Variable Encore Fund (Money Market)
 _______ %     Janus Aspen Growth Portfolio                                 100%    Aetna Fixed Acount
 _______ %     American Century VP Capital Appreciation                Asset Allocation
  Growth & Income -- Stocks                                            _______ %    Aetna Ascent Variable Portfolio
 _______ %     Aetna Variable Fund                                     _______ %    Aetna Crossroads Variable Portfolio
 _______ %     Aetna Variable Index Plus Portfolio                     _______ %    Aetna Legacy Variable Portfolio]
 _______ %     Fidelity VIP Equity-Income Portfolio

                               Owner's Suitability

The rules of the National Association of Securities Dealers, Inc. require that the Sales Representative have reasonable grounds to believe that the sale is suitable for the Owner, based on information provided by the Owner as shown on this form and on information known by the Sales Representative.

 3.  Owner's Taxpayer Identification Number:   [checkmark] Individual     ###-##-####
     |_| Partnership  |_| Corporation     |_| Trustee     |_| Other       |_||_|-|_||_||_||_||_||_||_|


 4.  Age:                        45
 5.  Citizenship:                US
 6.  Marital Status:             M
 7.  Number of Dependents:       0
 8.  Occupation:                 Teacher
 9.  Employers' Name(s) & Address:  City of XXXXXXXXXX
                                    -------------------------------------------
     --------------------------------------------------------------------------
10.  Investment Objectives (check all applicable objectives)
     |_| Capital Preservation
     |_| Tax Advantage/Deferral
     |_| Current Income
     |_| Growth and Income
     [checkmark] Growth
     |_| Aggressive Growth
     |_| Other (please specify) ____________________________

11.  Insurance Objectives (check all applicable objectives)
[checkmark] Estate Creation
|_| Estate Conservation
|_| Other (please specify) ___________________________________________


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12.  Investment Knowledge:  |_| Limited     [checkmark] Good     |_| Extensive

13.  Risk Tolerance:  |_| None     |_| Low     [checkmark] Medium     |_| High

14.  Is the coverage in accord with the Owner's insurance objectives and anticipated financial needs? [checkmark] Yes   |_| No

15.  Total Income of Owner's Immediate Family
     |_| $250,000+
     |_| $100,000 - $249,999
     [checkmark] $50,000 - $99,999
     |_| $25,000 - $49,999
     |_| Under $25,000

16.  Estimated Net Worth of Owner's Immediate Family
     |_| $1,000,000+
     |_| $500,000 - $1,000,000
     [checkmark] $250,000 - $500,000
     |_| $100,000 - $250,000
     |_| Under $100,000

17.  Federal Tax Bracket:  |_|   15%        [checkmark] 28%         |_| Other (please specify) ______________________________

18.  Is the Owner associated with a National Association of Securities Dealers, Inc. firm?         |_| Yes     [checkmark] No

19. If jointly, or business, owned, please provide the name(s) and signature(s) of the person(s) authorized to exercise ownership rights:__________________
     ___________________________________________________________________________

I understand that:

     THE AMOUNT AND DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS.

     VALUES NOT IN THE FIXED ACCOUNT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE EXPERIENCE OF THE SEPARATE ACCOUNT.

     THE AMOUNT OF THE MATURITY BENEFIT IS NOT GUARANTEED BUT IS DEPENDENT UPON THE THEN SURRENDER VALUE.

     ILLUSTRATIONS OF BENEFITS, INCLUDING DEATH BENEFITS, ACCOUNT VALUES, AND SURRENDER VALUES ARE AVAILABLE UPON REQUEST.

I hereby acknowledge receipt of the Prospectus dated May, 1997 for all applicable prospectus(es) pertaining to the Separate Account and all of the variable options.

          Signed at _____________City, State __________________ on 09/01/97
                    (City, State)            (Mo/Day/Yr)

By   John J. Doe                           By _______________________________
     Signature of Owner                       Signature of Owner

Based on information obtained from the Owner, I believe the investment is suitable for the Owner's objectives.

                                          I M Agent                      on         09/01/97
                            Signature of Registered Representative                 (Mo/Day/Yr)
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